UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2006

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Frederick C. Dunlap, who joined AMERIGROUP Corporation (the "Company") on May 23, 2005 and was named Executive Vice President and Chief Operating Officer on October 28, 2005, has tendered his resignation to be effective upon the conclusion of a to be agreed-upon transition period. Upon effectiveness of the resignation, James G. Carlson, age 53, the Company’s President, will reassume the duties of Chief Operating Officer previously held by him and transferred to Mr. Dunlap on October 28, 2005.

Mr. Dunlap is not leaving as a result of any disagreement with the Company. Mr. Dunlap has decided to leave the Company for personal reasons.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

February 1, 2006	By:	Sherri E. Lee

Name: Sherri E. Lee
Title: Executive Vice President, Chief Financial Officer and Treasurer